Exhibit 10.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN
EXCLUDED FROM
THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL,
AND ( ii) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR
CONFIDENTIAL. REDACTED INFORMATION IS MARKED
WITH

“SUPPLIER” Agreement

“SUPPLIER” Name: Shanghai Evertrend - known as “SUPPLIER.”

“COMPANY” Name: ID&C, a division of Avery Products Corporation – known as “COMPANY.”

Version: 2023.9.25 (updated October 12, 2023)

Agreement Date: October 13, 2023 – October 13, 2025

Term: 48 months from the Agreement Date.

Table of Contents: Listed on Page 31 of this document.

1.1 Entire Agreement

●	The Agreement constitutes the entire agreement between the “COMPANY” and the “SUPPLIER”. The Agreement shall be deemed accepted by “SUPPLIER” on the earlier of (a) shipment of goods or rendering of services ordered, in total or part, or (b) upon receipt and acceptance by “COMPANY” of the “SUPPLIER’s” confirmation or Proforma Invoice. The parties shall not be bound by or liable for any statement, representation, promise, or understanding not set forth herein. Nothing contained in proposals, correspondence, discussions, or negotiations before the date of the Purchase Order has any effect on any Purchase Order unless specifically incorporated herein. This agreement supersedes any previous emails, discussions, or agreements. If there is a variance to a procedure that is needed, the “SUPPLIER” must notify the “COMPANY” of the conflict between this agreement and what they need to modify. Any deviation from this agreement is not authorized without written consent by both parties, in the format of an updated and fully executed revised “SUPPLIER’ agreement. Email exchanges do not constitute an authorized update to this agreement.

1.2 Changes

●	“COMPANY” may make changes to the Order at any time and “SUPPLIER” shall attempt to accept such changes. Both parties shall agree to any changes mutually in writing before the change is implemented. If a change by “COMPANY” causes an increase or decrease in the cost or time required for “SUPPLIER’s” performance, as soon as practicable, the parties shall agree to an equitable adjustment of the purchase price and/or delivery schedule, as applicable, and incorporate such changes as a revision change to the Order. No other form of notification or verbal agreement shall be binding on “COMPANY”.

●	Changes to an order are only authorized by the issuance of a new revised purchase order by “COMPANY” and accepted by the “SUPPLIER”, who will then issue a new confirmation or P.I. for “COMPANY” approval. Email approvals short of a revised PO do not qualify as an authorized change.

o	Replacement products shall only be produced under a new replacement PO #.

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●	If charges or overages are not listed on a PO, the “SUPPLIER” is not authorized to charge it to the “COMPANY” without a revised PO. Additional charges or overages listed on a PI or Confirmation in the absence of a revised PO do not qualify as authorized charges unless a revised PO is issued by Purchasing.

1.3 Communications

1.3.1. Any notice or other communication required under the Purchase Order shall be delivered in writing and shall be in a form that can be read, copied, and recorded conveniently, and include the Purchase Order number. Any communications required by the Order shall be in writing and shall be delivered to “COMPANY” at:

General Communications:

●	Purchase Order Terms, Order Confirmations / Proforma Invoices, and Image Approvals:

m

●	Commercial Documents, Shipping Notifications, Dispatch Date Delays, UID / Barcode List, and Monthly Country of Origin Record Files:

m

●	Monthly report of “COMPANY’s” credits owed against prepaid raw materials used and raw material inventory levels at “SUPPLIER’s” facility:

m

●	Quality Control Process Changes:

m

●	Escalation issues – copy the assigned Project and Purchasing Manager to the order:

m

●	Severe escalation issues:

m

●	Invoices, Payment Requests:

●	Pricing and Price sheet updates:

●	Product Development:

●	Quote Submissions and updates with an assigned “COMPANY” “REF #

●	Quality Control inquiries and inspections (in China):

1.3.2 Upon acceptance of this agreement “SUPPLIER” shall supply “COMPANY” with 3 points of contact including First and Last Name, Title, Email Address, Telephone, Mobile, and a messaging App ID (such as WeChat, WhatsApp, and Skype) for each of the 3 contacts.

1.3.3 “SUPPLIER” shall supply “COMPANY” with a contingency plan if one of the 3 points of contact leaves “SUPPLIER”, or in the event of an emergency such as a supply chain shortage, or a shutdown due to acts of God, infectious disease, war, terrorism, riot, fire, storm, flood, or any severe weather.

1.3.4 If any employee of “SUPPLIER” leaves, “COMPANY” shall be notified immediately and provided with an updated 3 points of contact list.

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1.3.5 If there is a change in ownership of “SUPPLIER”, this entire agreement is inherited by the new ownership of the “SUPPLIER”, as part of the terms of sale of “SUPPLIER”. The “COMPANY” shall be notified immediately of the new “SUPPLIER” owner’s name, and a new Supplier Agreement shall be signed and agreed by the new owner before a purchase order is accepted by “SUPPLIER”. If the new owner accepts and produces a new purchase order under their new ownership, without producing a newly signed agreement, the new owner of “SUPPLIER” agrees to adopt this agreement in its entirety until a new Supplier Agreement is signed. In other words, by accepting a purchase order by “COMPANY” the “SUPPLIER” accepts the terms of this agreement, regardless of ownership status.

1.4 Licenses and Laws

●	The “SUPPLIER” shall comply with all applicable laws, by-laws, ordinances, regulations, proclamations, orders, and rules and with the lawful requirements of public authorities and other authorities in any way related to the supply of the goods and/or the performance of services, including without limitation all occupational health and safety laws.

1.5 Audit

●	The “SUPPLIER” shall maintain a complete and correct set of records about all aspects of the Purchase Order, including the performance hereof by the “SUPPLIER”. The “COMPANY” shall, to verify that all transactions between “COMPANY” and “SUPPLIER” satisfy all the terms and conditions of the “COMPANY” Purchase Order, have the right, by audit to inspect those records of “SUPPLIER” about the Purchase Order hereunder within four (4) years from the provision of Goods and/or Services.

1.6 C-TPAT Partnership

●	Effective January 1, 2021, “COMPANY” is now operating under Avery Products Corporation. Avery Products is a proud member of the C-TPAT (Customs Trade Partnership Against Terrorism) program. This program is a voluntary supply-chain security program led by U.S. Customs and Border Protection focused on improving the security of private companies’ supply chains concerning terrorism.

●	“SUPPLIER” acknowledges that to continue to be a “SUPPLIER” to “COMPANY”, the “SUPPLIER” must do everything possible to ensure security is enhanced including the physical, electronic, document control, cargo, personnel, and procedural security, to avoid acts of terrorism. “SUPPLIER” acknowledged they have received and read the attached “Security Criteria for C-TPAT Foreign Manufacturers in English” and will make the necessary changes at their locations to follow these guidelines.

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2.0 CONTRACT

2.1 The Purchase Order bearing the order number shall be the only authority by the “COMPANY” for charging Goods to its account and constitutes the entire terms and conditions of the Contract.

2.2 The “SUPPLIER” shall provide written acceptance of the Purchase Order within 8 business hours of receipt and include the below details in the order confirmation.

●	Purchase order number

●	Date of issue

●	"COMPANY” and “SUPPLIER’s” address and contact information.

●	Shipping address of the goods

●	Shipping method of the goods

●	Payment / Eco Terms (if applicable)

●	Delivery Address

●	Dispatch Date (MUST BE INCLUDED ON THE CONFIRMATION / P.I.)

●	Shipping Transit Time (if applicable)

●	Item number/name/description/design

●	Quantity per design

m	If Serial numbers, list serial number range per design

●	Product color, size, material, and components/accessories

●	Artwork, artwork location(s), and print methods and print colors.

●	Cost of goods and all services

●	If Variable Data:

m	List Variable Data type, details, # of characters

m	Barcodes – must be scannable and verified to be accurate by both supplier and ID&C before acceptance of PO, Confirmation, and before beginning production.

●	If RFID:

m	Chip Type

m	ISO Standard

m	Memory Size

m	Frequency

m	Serial Number Ranges per Design

m	Number of UID Digits (that will be scanned and presented on the UID list)

m	UID format (that will be scanned and presented on the UID list – Big or Little Endian)

m	Type of inlay used: (COB + copper antenna), or (wet inlay = aluminum antenna)

■	If wet inlay – the size of the wet inlay

m	Method and location of applying UID, Serial, or Registration codes.

m	Font type and color of the printed or engraved UID information

m	Visually Printed/Engraved number of digits and format type

m	Encoding Details

m	Country of Origin

2.3 If there are any details on the “COMPANY’S” Purchase Order, Art File, or Data files that the “SUPPLIER” is not capable of producing exactly as per the requirements, the “SUPPLIER” is required to notify the company at the time of receiving the Purchase Order. Changes to any details are not authorized without pointing out the issue and receiving a revised PO.

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3. TIME FOR PERFORMANCE

3.1 Time shall be of the essence of the Purchase Order and the “SUPPLIER” must perform the Services or deliver the Goods to the Delivery Address by the due date specified in the Purchase Order.

3.2 “SUPPLIER” is required to regularly monitor their administrative and production capacity and notify “COMPANY” at least two weeks in advance of reaching capacity. If “SUPPLIER” accepts a purchase order, “SUPPLIER” acknowledges that they can meet the timelines for all their open purchase orders based on their capacity and raw material availability. “SUPPLIER” is required to give “COMPANY” advance notice of nearing capacity or raw material inventory shortage levels so that “COMPANY” can communicate capacity or limited material availability with clients and make alternative plans when necessary. Delays to production due to “SUPPLIER’s” failure to communicate their capacity and raw material inventory levels to “COMPANY” will not be accepted.

3.3 “SUPPLIER” is required to regularly audit and physically count their raw material inventory. Supplier is required to keep ample supply of raw materials on the shelf, including emergency supply in case of a supply chain catastrophe so that “COMPANY’s” purchase order production timelines are not jeopardized waiting for raw materials to arrive.

3.4 If “SUPPLIER” is an RFID manufacturer, “SUPPLIER” is required to regularly audit, physically count, and report the number of RFID chips in their possession, by chip type, and chip conversion factor type. “SUPPLIER” is required to make sure they convert the chips into the final form factor before production, with the authorization of “COMPANY”. If “SUPPLIER’s” converted chip supply is low, “SUPPLIER” is required to notify “COMPANY” a minimum of one month before being low of the need to convert more chips and request an amount per chip type and conversion factor form to convert. “SUPPLIER’s” failure to monitor their RFID chips and converted forms, including inventory variances, is not an acceptable cause for delayed dispatch.

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4. PRICE AND PAYMENT

4.1 Unless otherwise stated in the Purchase Order, prices shall be fixed, in US dollars (USD) and not subject to any variation, including but not limited to variations in the cost of labor, material or exchange rates, unless authorized by agreement of “COMPANY” in writing.

4.2 “SUPPLIER” price sheet at time of agreement is attached.

●	This price sheet is subject to change, but only by agreement of “COMPANY” in writing thirty (30) days in advance of the change, including quotes.

●	The only parties at “COMPANY” authorized to approve price changes are Farah Horne and Craig Bennett.

○	Once price updates are agreed on in advance, a new updated price sheet must be submitted to Farah Horne and Larina Rank.

○	Once agreed, all price and product updates must be sent to all parties in copy (Farah Horne, Larina Rank) noting the change and/or update on the Version Control tab.

○	It’s imperative the “SUPPLIER” saves the most recent, approved update price sheet and uses the last update to make future updates.

4.3 Any monetary advancement “COMPANY” made to “SUPPLIER” for raw materials must be credited against each related Purchase Order’s invoice.

4.4 Unless otherwise specified in the attached “Schedule” or Purchase Order, invoices for payment must be submitted to                                         for payment following delivery of the Goods or following performance of the Services, and payment of the approved amount will be made by the “COMPANY” no later than thirty (30) days from the day that the invoice was received, PROVIDED THAT the Goods provided by the “SUPPLIER” conform to the Purchase Order and comply strictly with every aspect of the specifications contained in the Purchase Order.

4.5 “COMPANY” prefers “SUPPLIER” to use “COMPANY” s invoice template format.

●	Deposits for a PO require an individual invoice for the PO, listing the total PO value as the invoice value.

○	Then, list payment terms (____________ % or $ deposit due________, ______% or $ balance due________).

○	Do not list the deposit value as the invoice value.

○	If the deposit is for an RFID order where “COMPANY” prepaid for chips and a credit will be due, the chip credit will be applied after production. Chip credits should not be entered against the deposit value shown due. The deposit value should be against the product value.

4.6 Should “SUPPLIER” change bank details, “SUPPLIER” is required to contact “COMPANY” with the new bank details and arrange a telephone or video call via Telephone, FaceTime, WeChat, Zoom, SKYPE, or WhatsApp between the Finance and Purchasing Management team members of “SUPPLIER” and “COMPANY” to verify the bank details. The only party authorized to verbally approve the new bank details of “SUPPLIER’s” bank must be provided to “COMPANY” in advance of the change and included in section 1.3.2 of this agreement. The call shall be initiated by “COMPANY” to “SUPPLIER”. To avoid payment delays while waiting for a call to be scheduled, changes in payment details should be made and communicated 2-4 weeks in advance of requesting payment to the new account. “COMPANY” will not accept delays in production due to “SUPPIER’s” failure to provide a minimum of 2 weeks advance notice of bank change before the payment due date.

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5.0 PERFORMANCE AND QUALITY STANDARDS

5.1 Conformance to Purchase Order and Specifications

●	The “SUPPLIER” shall ensure that the Goods are in accordance with, and comply strictly with the Purchase Order, and every aspect of specifications, drawings, samples, or other description (if any) furnished by the “COMPANY” to the “SUPPLIER” with the Purchase Order.

5.2 Materials and Workmanship

●	All Services and/or Goods shall be suitable for the purpose for which they are required. The “SUPPLIER” must use new and undamaged materials, materials from the same lot (not mixed batches) unless otherwise specified in the Purchase Order and the workmanship must be of a high quality and standard. The work must be carried out under good engineering practice and comply with all applicable International Quality standards, FDA, Consumer Product Safety Commission, ASTM Standards, and/or other referenced codes, the requirements of the relevant statutory authorities, and all applicable laws, including without limitation all statutory obligations concerning occupational health and safety. Goods supplied must meet all applicable International Quality standards and/or other referenced codes, the requirements of the relevant statutory authorities and all applicable laws, including without limitation all statutory obligations concerning occupational health and safety (such as, but not limited to OSHA).

5.3 Testing and Inspection

5.3.1 The “COMPANY” or its nominated representative shall be entitled to access during its normal working hours, including by not limited to during manufacture, to expedite or inspect, examine, or witness tests of Goods, workmanship, and performance at the “SUPPLIER’s” and/or the “SUPPLIER’s” subcontractor’s premises.

5.3.2 The “COMPANY” shall be entitled to carry out its independent inspection on receipt of Goods.

5.3.3 The Services and/or Goods will not be accepted by the “COMPANY” until inspected and approved by the “COMPANY”. Any inspection or test carried out according to the clause does not relieve the “SUPPLIER” from, any of its obligations under this Purchase Order to the provision of Goods and will in no way impair the “COMPANY’s” right to require subsequent correction or re-performance of non-conforming Services and/or Goods.

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5.4 Packing

5.4.1 Package Labeling:

●	“SUPPLIER” must use computer printed and not hand-written labels when labeling the inner bags/boxes and outer boxes.

●	Inner and Outer packing labels must include: “COMPANY’s” name, Country of Origin, purchase order number, sales order number, product and/or design description, inner bag/box and outer carton number, quantity per inner bag/box and outer carton, and serial number range (when applicable).

ID&C, a division of Avery Products, Corp.

PO: __________/ SO: ________________

Item Name(s): ______________________

Design(s): _________________________

Quantity: ______________________ pcs

Serial Range: __________ - ___________

Bag #: __________ of ________________

Ctn. #: __________ of ________________

Country of Origin: __________________

○	These details should also be noted on all packing slips, invoices, and allied papers.

○	The content label shall be well adhered to each inner bag or box and each outer master ctn.

■	In the event a carrier’s shipping label comes off during transit, the box will have the “COMPANY” name identifying mark as listed above so that the carrier can locate the packing and identify who it belongs to when it reaches their lost and found division.

■	The labels shall be neatly placed, not overlap, or block each other, and not be placed near edges, seams, or folds so that the integrity of the label will be protected during shipping. This applies to both the PO label and the carrier’s AWB shipping label.

●	The outer cartons must be marked: Ctn. # _____ of ____ (For Example: Ctn. # 5 of 8)

●	The Country of Origin must appear on the outside of each individual bag/box, each inner bag/box and outer package, and on all packing slips, invoices, and allied papers.

●	The “SUPPLIER” must never mark the inner or outer cartons with factory names, Chinese characters, or “SUPPLIER” item #’s, nor shall the “SUPPLIER” include any factory documents in the shipment.

○	Every shipment must ship “blind” so that there is never the chance our customers will obtain our “SUPPLIER” information.

●	If the shipment will ship via a freight forwarder as a direct shipment to our customer, under no circumstances are there to be any factory or Chinese markings on any of the outer or inner labels or paperwork.

○	Packing labels shall be “blind”.

○	The shipment’s packaging material and packing method must be strong and secure enough to withstand international freight shipping on pallets. There is the potential for pallets to be stacked which can cause poor quality or empty space cartons to crush and damage the product inside.

○	“SUPPLIER” must QC the goods, count and verify the # of boxes, and take pictures of the shipment being handed over to the carrier in the condition it was surrendered.

○	“SUPPLIER” must provide “COMPANY” with a detailed packing list including quantity and serial ranges per design, per inner and outer ctn.

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5.4.2 General Packing Notes:

●	A detailed packing slip must be included with each shipment, and all supporting technical documents (example: for RFID - 100% verified against mass production and checked for zero duplicates: UID list, variable data, barcode list).

●	“SUPPLIER” is not authorized to change packing details without prior written consent from the “COMPANY’S” logistics and purchasing teams. “SUPPLIER’s” Packing List is attached to this agreement.

●	Except as expressly provided in the Order, “SUPPLIER” shall pack, mark, and prepare all shipments to meet the carrier’s requirements, at “SUPPLIER’s” expense.

●	The packing list shall have the correct outer ctn. #, next to each product, design, quantity, and serial range – “COMPANY” must be able to identify, in advance, what design and range is in what box # should a box of the shipment go missing during transit.

●	Products must be packed and clearly labeled on all inner and outer packaging and packing lists by PO / SO, Product, Design, and Serial Ranges.

○	The “Supplier” must assign a Quality Control person to check that the product description and design that is labeled on the bag/box matches what is packed inside the bag/box. Incorrectly packing the wrong design in the incorrectly labeled bag/box will result in penalties as described in 5.8.3 – 5.8.6 and Section 11 of this agreement.

●	Designs must be packed/grouped together in inner and master cartons. Mixing designs is not authorized unless necessary.

○	An example of when it is authorized is when there is a remaining quantity of one design that will not fill an entire carton, such as Design 1 = 4,500 pcs, Design 2 = 500 pcs and 5,000 pcs fit inside a box.

○	An example of when it is not authorized to mix designs is Design 1 = 50,000 pcs and Design 2 = 50,000 pcs and 5,000 fit inside a box. Design 1 should be packed in 10 boxes together (#1-10) and Design 2 should be packed in 10 boxes together (#11-20), a total of 20 boxes. “SUPPLIER” should not pack 2,500 pcs of Design 1 in all 20 boxes and 2,500 pcs of Design 2 in all 20 boxes. This is an example of mixing designs unnecessarily when each design could have been packed and grouped together in 10 boxes per design.

●	IF “COMPANY” details a packing requirement on their purchase order, “SUPPLIER” is required to pack the order as per the requirement. (For example, barcoded smartcard wristbands will have the Barcode requirement item code that will specify the quantity per inner bag needed. The requirement may specify packing in quantities of 50 pcs per inner bag or it may state to pack the inner bags in quantities as per the “SUPPLIER’s” inner bag quantity to save production time on the packing).

●	The “SUPPLIER” must use outer carton packaging that is strong and suitable to protect the value of the shipment. To avoid any confusion “SUPPLIER” shall not use carrier-supplied boxes to ship products. Double wall corrugated outer cartons are necessary to protect the integrity of the shipment. All edges and corners must be securely taped to ensure the product does not fall out during transportation.

●	The “SUPPLIER” must utilize all the empty space of the inner and outer cartons and pack the shipment so there is no “dead” space to ensure the product is protected and “COMPANY’s” shipping costs are minimized. “SUPPLIER” shall notify “COMPANY’s” logistics and purchasing teams should the packing method result in a higher dimensional weight compared to the actual weight for approval.

●	“SUPPLIER should use common sense to protect the integrity of the product being shipped. Is there a chance the product can shift, get disorganized, or get crushed? If so, how should “SUPPLIER” protect it? Does it make sense to pack in individual boxes or polybags, inner boxes, or polybags, have protection or dividers between layers, or pack with fewer pieces per ctn? It is the responsibility of the “SUPPLIER” to think reasonably when packing the product and make “COMPANY” aware of any type of packing improvements that can protect the integrity of the product’s quality during shipping.

●	“SUPPLIER” shall not tape the physical product or an image of the design to the outside of the boxes. This is not authorized as it exposes the nature of the product inside, “COMPANY” has strict confidentiality agreements with our clients and “SUPPLIER” to keep designs confidential and avoid fake knockoffs and theft. Any person handling the box throughout transportation can rip a product off and use it to gain admission to an event. If anyone takes a picture of the product or design taped to the outside of the box and posts it to social media, next to “COMPANY’s” name, “COMPANY” can get sued. There should not be any visible signs of the products or designs on the outside of the boxes.

●	The “SUPPLIER” shall not pack in boxes that exceed the weight of 23kgs/box. 23kgs per master ctn. is the maximum weight authorized, unless specified on the Purchase Order. “COMPANY” does not want “SUPPLIER’s” employees, “COMPANY’s” employees, the freight transportation carriers’ employees, or “COMPANY’s” customers to hurt their back lifting heavy boxes.

●	“SUPPLIER” must follow the shipping dimensional, and weight maximum guidelines as mentioned in section 6.6 of this agreement.

○	Calculation for dimensional weight:

■	UPS Dimensional Weight = L“ x W” x H” / 250

■	DHL Dimensional Weight = L“ x W” x H” /139, or: L x W x H cm / 5,000

■	THEN: Compare the actual weight to the Dimensional Weight of the carrier you are shipping with. The actual weight must be greater than the dimensional weight.

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●	“SUPPLIER” is required to pack RFID and non-RFID keycards and badges in inner corrugated boxes. Keycards are to be packed 200/inner box and badges are to be packed 100/inner box.

●	“SUPPLIER” is required to pack RFID and non-RFID fabric wristbands in inner clear, ziplocked polybags. Fabric wristbands are to be packed with 50 pcs per inner, clear, ziplocked polybag, and then 10 bags of 50 inside a clear, ziplocked polybag of 500 pcs. Then, pack 10 clear bags of 500 pcs inside a carton containing 5,000 pcs.

●	Products that are packed in inner clear polybags, such as fabric or silicone wristbands, lanyards, windshield stickers, etc shall have the label on the bag positioned on the top of the bag parallel to the zip line, positioned upright, and facing forward.

○	We do not want labels faced in various directions, positions, or positioned upside down.

○	We repack our orders after QC in the master boxes with the zippers facing up, and labels facing forward and upright so that when our client opens the box, they can easily read the designs.

○	For count verification and QC purposes our warehouse would like the “Bag #” included on the clear bag label per outer bag of wristbands and lanyards. Please add “Bag # ____ of _____” to the label per outer bag and the outer master carton. Please label the order of the bag #’s following the PO in sequence from top to bottom. Please add the bag #’s to the “design breakdown” portion of the “Commercial Invoice and Packing List” template.

○	See below example of the requested label placement:

●	if “SUPPLIER” has spare/extra product above the quantity of “COMPANY” purchase order, “SUPPLIER” must recycle the RFID chips and throw away the rest of the product. “COMPANY” does not authorize extras to be sent with orders. “SUPPLIER” shall not keep the samples to use for their own marketing purposes or share with others (as per the “CONFIDENTIALITY” section of this agreement).

5.5 Quality

5.5.1 The Goods and/or Services must match the description and must comply with the standards of quality specified in the Purchase Order. If no standards are specified, the “SUPPLIER” must comply with the best practice industry standards applicable to the Services and/or Goods concerned.

5.5.2 The Goods and/or Services must be of the same nature and quality as the sample or demonstration given. Variations of the product are not authorized to be produced without “SUPPLIER” notifying and sending revised samples to the Product Development team listed in the “Communications” section of this document. The Product Development team must approve those samples and have a revised PO issued before “SUPPLIER” continues with production based on the new prototype.

●	A changeover in any material, cut, print method, finish, production method, adhesive, or anything that deviates from 100% exactly what was approved requires resampling for approval.

5.5.3 The Goods and/or Services must be fit for the purpose for which the Goods and/or Services of the same kind are commonly supplied or bought and for any other purpose the “COMPANY” specifies.

5.5.4 The Goods must be of merchantable quality and, unless otherwise specified in the Purchase Order, must be new.

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5.6 Quality Assurance Procedures

●	ARTWORK:

○	“SUPPLIER” must use Adobe CC to view and process art files.

○	“SUPPLIER” must not use CorelDraw.

○	“SUPPLIER” cannot edit or recreate art files unless approval is given by our team.

○	If details shown on the art file do not match what is listed on the Purchase Order or formatting of the supplied data files, “SUPPLIER” is required to notify “Company” of the variation, prior to accepting the order.

●	IMAGES:

○	“COMPANY” will include PMS #s in every CMYK art. If “SUPPLIER” does not receive this information they will alert “COMPANY” within 24 hours of receipt of the Purchase Order.

○	“COMPANY” will supply outlined art, with no missing fonts, and with reasonable file sizes. If “SUPPLIER” does not receive this information they will alert “COMPANY” within 24 hours of receipt of the Purchase Order.

○	Unless there is a different “Schedule” attached or noted differently on the PO, the “SUPPLIER” is required to submit images of each design for approval before mass production to:

■	Images are required for ALL PO values of $1,500.00 or more, or 5,000 pcs or more, per product, unless otherwise noted.

●	The only exception to the image requirement is if “COMPANY” gives “SUPPLIER” written instructions to bypass images and begin production without the image approval process.

○	“SUPPLIER” will still be liable to follow “COMPANY’s” purchase order and artwork exactly and follow the quality control procedures as described in this agreement.

■	Images are not required for orders <$1,500.00, or for volume quantities for products of <5,000 pcs, per product, unless otherwise noted.

■	Repeat/Replacement orders require image approval.

■	Images are required for products supplied on a roll. “SUPPLIER” must submit images of the diameter of the inner and outer roll, measurements of perf lines, and indexing bar placements.

○	“SUPPLIER” will include with every image an open PMS book or thread chart next to the color in the image to prove the color match.

○	“SUPPLIER” will make sure the images are focused, and clear, the colors and printing details are visible and can be easily checked against the art. Failure of “SUPPLIER” to provide clear images that can be verified is subject to penalty.

○	“SUPPLIER” will use the same camera, in the same location, and the same light for each picture, and the details and the colors will be visible.

○	When “COMPANY” provides feedback on images, “COMPANY” will respond with:

■	What is approved and.

■	What is not approved and the reason why.

●	PRODUCT QUALITY ASSURANCE:

●	If any change is made to “COMPANY’s” artwork or order by “SUPPLIER”, then “SUPPLIER” must specifically highlight the change in writing and receive approval from “COMPANY” in writing before proceeding with mass production.

○	If “COMPANY” approves the “SUPPLIER’s” artwork and the change has not been highlighted, “COMPANY” accepts no responsibility for the approval.

○	Any change not where the “SUPPLIER” fails to notify “COMPANY” will be deemed a quality assurance failure and subject to compensation.

●	“SUPPLIER” must use the same digital or offset printer with the same pre-production approved settings for the entire order. “COMPANY” will not accept color variances to the same production run because “SUPPLIER” has used different production machinery for one order.

○	“COMPANY” reserves its right to compensation should production arrive where color is not uniform across the whole order.

●	“COMPANY” recommends that “SUPPLIER” provide the same tablet or artwork QC sheet to each Quality Control employee to assess images in the same consistent way.

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●	“COMPANY” advises that the “SUPPLIER” assembly line should have either a printout of the design they are working on at each table or a tablet at each table. Work order changes that replace a prior work order must be replaced and provided to each production, assembly, and packing station.

●	“COMPANY” advises that the same QC process that is present in one location should be duplicated in all locations including third-party suppliers to “SUPPLIER”.

●	The Quality Assurance checkpoints as described in the attached QC Checklists will be followed point by point, for every order, regardless of the size, or where it’s produced.

○	“SUPPLIER” is responsible for training all new employees at every location and it is “SUPPLIER’s” obligation to ensure that each new and existing employee is aware of and trained to meet the “COMPANY” quality assurance standards. Continuous training shall occur every 6 months.

●	Throughout production, assembly, and during packing, the attached “Quality Control checklist” must have every box checked for each item, and signed off by a QC manager before producing, assembly, packing, and shipping the order.

●	“COMPANY” can ask for a completed and signed quality assurance document at any time.

●	“SUPPLIER” shall include the time needed to properly QC the shipment and manage defects when quoting timelines. Add an extra day or two to the timeline if that is what is needed to properly conduct a thorough QC inspection of the product, assembly, packing, labeling, commercial documentation, and data files. “SUPPLIER” is not authorized to schedule a pickup or submit documents to ID&C or the carrier before the full QC inspection has been completed. All shipping documentation must be submitted one time, be the final approved version, and be 100% accurate.

●	When defects are identified, “SUPPLIER” is required to remove the defects from mass production and the UID/Serial/Barcode/Variable Data file. “SUPPLIER” is required to replace the defective piece(s) by packing the replacement in the correct design categories packaging and serial range and updating the UID/Serial/Barcode/Variable Data file with the replacement – on the proper design/serial range tab. “SUPPLIER” also agrees to clearly communicate the replacement changes to “COMPANY” in writing. If “SUPPLIER” fails to do this “COMPANY” reserves the right to compensation for the time to sort through and quality assure the order on arrival.

○	RFID products with serial numbers engraved (RFID wristbands, RFID keycards, RFID Badges, etc.) – the exact serial number must be replaced.

○	RFID, Barcoded, and Non-RFID products with serial numbers printed (i.e., RFID Windshield Stickers, Barcoded smartcard wristbands, etc.) – the replacement # can be the ending number (i.e., Serial range 0001-1000, serial # 0007 found defective, #0007 to be removed from the packing and data file and replaced with #1001 – by packing the replacement in the same category it was replaced from). Make sure the inner bag/box with the serial range makes note of the replacement # packed inside, and make sure the replacement # is on the correct design tab of the data file.

●	“SUPPLIER” will use a good strong standard of its Shipping Boxes. Guidelines for packing and labeling must be followed as outlined in the “Packing” section of this document.

●	Where “SUPPLIER” dispatches incomplete orders, “SUPPLIER” agrees to identify the design category, color, and if applicable, the serial ranges of the missing items, no less than 24 hours before dispatching the order.

●	“SUPPLIER” is not authorized to schedule a carrier pick-up before QC’ing the shipment and verifying the completed mass production count.

●	“SUPPLIER” is not authorized to delay a dispatch date due to a QC failure on “SUPPLIER’s” part. If such a delay is necessary, it must be communicated and approved in advance by “COMPANY”. is required to be notified of potential delays.

●	CHINA SUPPLIERS’ ADDITIONAL QUALITY ASSURANCE NOTES:

○	For “SUPPLIERS” based in China: the “SUPPLIER” is required to QC the mass production against “COMPANY’s” purchase order and artwork/confirm file before packing and shipping.

○	“SUPPLIER” shall follow the quality assurance guidelines, best practices, and quality control standards provided by the Avery, China team, as follows:

○	Work instructions (job order工单) in Chinese must be made (according to the confirm file and artwork), approved, circulated, and visible at each workstation, including qty and schedule, spec (material, semi-product, finished product, packaging), BOM, artwork and drawing, process flowchart, process requirements.

○	Design/engineering Change Memo should be made, approved, circulated, and attached with the corresponding work instructions.

○	Material flow sheet should flow with the material across the sequential process, jotted down with qty and quality status.

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○	Significant changes (spec and color, material characteristics, etc.) should be communicated to and evaluated by “COMPANY”, Material substitutions are not allowed without proper authorization from “COMPANY”.

○	At the changeover, the process must be purged to prevent error and mix-up: remove the irrelevant tools, material, samples, and paperwork. Any product made during the changeover that does not meet specs must be segregated and promptly disposed of.

○	1st piece inspections must be performed on 100% at all shifts start and product changeover. The report of 1st piece inspections at the printing process should be jotted down and kept for 1 year, and the samples at the printing process should be evaluated, approved, and kept for 1 year.

○	The operators should perform in-process inspections at each process every 30 minutes. Especially, 100% inspections must be performed at the COB (Chip on Board) process.

○	Final inspections should be performed per lot with the sample plan and AQL (Accepted Quality Level) which is set for the “COMPANY”-specific product line. 100% inspections must be performed on aesthetical checks and electronic functions. The report of the final inspections should be jotted down and kept for 1 year.

○	Products corrected from rework must be re-inspected. Questionable, rejected, and obsolete material should be identified, segregated into separate areas, and disposed of promptly to prevent inadvertent use or misuse.

○	The material or finished products outsourced from subcontractors should be inspected on 100% or a “COMPANY”-specific AQL sampling plan.

●	5.6.1 Quality Assurance Procedures for X-Band, Smartcard, Fabric, and Elastic Wristbands:

○	X-Band Pouch Engraving Requirements:

■	The engraving on the back of the pouches must be bold, clear, legible, and contrasting – easy to identify and differentiate characters.

■	The back of the x-band pouch on our artwork calls for a black box/outline, underneath a white box so that it always engraves solid black against a white background. 100% of our RFID X-Bands are required to have this black box with a white overlay.

■	Use “Inconsolata font” when engraving UID, Serial, and Registration codes.

■	Use the black box behind the white box for engraving.

■	Service your machines quarterly and test the engraving power depth with UID & serial #.

■	Make sure a QC step is to check the chip reading characters against the chip engraving characters.

●	Check these similar characters specifically 8BDO0S51IL (pay attention to our RFID Requirements – for many integrators, we have omitted these characters from their codes to avoid confusion).

■	QC every order, using the attached “QC Checklist”, along with any other best QC practices you incorporate.

○	General X-Band, Smartcard, Fabric, and Elastic Wristband Quality Assurance Requirements:

●	“SUPPLIER” will produce each woven/smartcard design on a separate art file one at a time on each machine. Each design will be carefully packed separately.

○	Then, the “SUPPLIER” must have a QC person to check the woven pouch/smartcard designs and make sure they are not mixed before being sent to the assembly factory.

●	“SUPPLIER” will produce each Full Color Woven Wristband design on a separate art file one at a time on each machine. Each design will be carefully packed separately.

○	Then, the “SUPPLIER” must assign a QC person to check the Full Color/Woven wristband designs and make sure they are not mixed before being sent to the assembly factory.

●	After both the woven pouches/smartcards and the full color/woven wristbands arrive at the assembly factory/line, separately, “SUPPLIER” will have a QC person check for mixed designs before being handed over to the assembly supervisor.

○	“SUPPLIER” must have their assembly supervisor assign the woven pouch/smartcard and full color or woven wristband together, and then hand it over to “SUPPLIER’s” additional QC person to double check it before assigning it to the assembly floor manager.

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○	We require each assembly table to have an image of what they are assembling in front of them, including work order changes.

○	“SUPPLIER” is not authorized to allow multiple designs of wristbands together in the same area, or multiple designs of pouches/smartcards together in the same area. “SUPPLIER” is required to ensure that measures are in place to avoid mixing of designs and incorrect assembly.

○	The RFID Smartcard or X-Band Smartcard shall not be easily bendable or break.

○	The RFID X-Band Smartcard should be glued on both sides to the inside of the woven pouch and then the woven pouch folded over the wristband and secured with strong fabric glue.

■	The X-Band pouch shall be placed, centered, and not crocked onto the wristband.

■	When the pouch is sewn to the wristband, the sewing lines shall be straight, and neat, and threads must be neatly trimmed.

●	Once assembly is complete, “SUPPLIER” will assign an additional QC person to check the assembly and the designs before being sent to Chip assigning.

●	The person who scans and QC’s each chip, assigns a chip to a category, and engraves the UID & Serial # will be required to have an image of the product group they are creating the UID list for in front of them.

●	“SUPPLIER” will assign a QC person to check the final engraved/assigned chip designs before being sent to the packing department.

●	The packing department is required to have an image of what they are packing in front of them.

●	Strict Management and Quality Assurance policies will be implemented at each manufacturing and assembly location. New employees will be thoroughly trained before being released to work independently. There should be layers of supervisor QC sign-off checkpoints. Training will be ongoing, every six months.

●	5.6.2 Quality of BARCODED Products:

○	“COMPANY” to provide “SUPPLIER” with enough barcodes for the order + 15% extra for misprints.

○	If an alphanumeric code or non-sequentially numbered barcode range is printed below the barcodes, “COMPANY” will require sequential numbers to be added to the design to prevent duplication.

○	“SUPPLIER” to return a final barcode file that represents ONLY what was used for actual mass production.

■	For example, if a 10,000 pcs order was produced with a serial range of 0000001-0010000, and 50 pcs were defective and removed ranging from 0009501-0009550, and the 50 pcs were replaced using 0010001-0010050. The defective pieces shall be removed from the packing sequence and barcode file and replaced with numbers at the end of the sequence (exact # replacement is not required unless specifically stated on the PO). There should be a separate bag/box for replacements labeled “replacements”. The final barcode file should be formatted as follows:

●	0000001-0009500

●	0009551-0010050

○	The barcode file must be one Excel document per product and PO, tabbed out, by design category.

■	Each design category and serial range must be broken out on a separate worksheet tab per category, listing the final correctly used barcode ranges per design (with defective #’s removed from the file and replacements added to the file).

●	The quantity per design, per serial range, and per tab must be accurate, including the replacement #s on each design.

■	The same format for RFID is required to be presented on the UID file.

○	QC is also required against the variable data files to ensure the proper variable data was applied to the correct designs and quantity ranges.

○	Linear Barcodes must be scanned on a physical scanner to check for accuracy. Phone barcode scanners are not sufficient to test against as there have been cases where linear barcodes can be read on a phone scanner, but not work on a physical hand-held scanner.

○	The final barcode document that represents the final mass production ranges used, must be included with the tracking # and correctly formatted commercial invoices and packing lists to upon shipping.

●	5.6.3 Quality of LAMINATED Products:

○	Products that are laminated, such as PVC smartcards, key cards, or badges must not peel.

○	“SUPPLIER” shall have a high standard for the PVC and lamination film’s raw materials, ensure they purchase consistent raw materials that will produce excellent quality workmanship, and not allow the laminated products to peel.

○	Lamination that peels is grounds for a product to fail “COMPANY’s” Quality Control inspection and will be subject to return, replacement, or credit.

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5.7	Quality and Manufacturing Requirements for RFID (if the order is non-RFID, skip this section and proceed to 5.8)

5.7.1. UID List:

“COMPANY” would like to standardize the UID List and Variable Data File delivery:

○	Notify the “COMPANY” within 8 business hours of receipt of RFID PO as per the order confirmation requirements outlined in Section 2.2 “Contract”.The Order Confirmation must include details of the Chip type, UID Endian format, and inlay details (type of COB or wet inlay, antenna material, inlay size) must be included. Variations to previously approved formats require pre-production samples for approval.

○	Unless otherwise specified, “COMPANY” is required to receive a UID list, regardless of whether the UID, Registration code, or Serial #’s are printed or engraved on the product.

○	Provide “COMPANY” with one master UID list per PO within 24 hours of the last dispatch.

■	The UID list must include the UID #, Serial #, Design Category, and Registration code if applicable.

●	The UID list must be correctly formatted with accurate information on one Excel document per product and PO, with each product design category broken out on individual tabs per category. The tabs must be labeled with the design names and the final correctly used UID/Serial ranges per design (with defective #’s removed from the file).

○	The quantity per design, per serial range, and per tab must be accurate, including the replacement #s on each design.

■	Use the same reader on the same mode for every part of every order – files sent to “COMPANY” that need to be manipulated or changed may be subject to an admin charge as described in the “Penalties” section of this agreement.

●	Every UID list must be 100% data verified for accuracy, with no duplicates, and no defective chips, and must read the same way when scanned.

●	The UID file reading format (Big or Little Endian) must match the UID engraving format. The UID format that appears on the UID list and engraved on the product must match the RFID Requirement item code listed on the PO. The UID file and engraving format are required to be QC’d to ensure accuracy.

■	Have a QC step in place to verify variable data against the order for accuracy (which includes removing defects and adding replacements) – inaccurate data files sent to “COMPANY” that need to be manipulated or changed may be subject to an admin charge as described in the “Penalties” section of this agreement.

■	The final UID list that represents the final mass production ranges used, must be included with the tracking # and correctly formatted commercial invoices and packing lists to upon shipping.

5.7.2 UID Engraving

○	The “SUPPLIER” is required to consistently engrave or print the UID/Serial Range on products using the same font style, size, engraving depth, and engraving or printing color in one order. The engraved or printed characters must be legible and distinguishable. Mixing of UID engraving or printing colors and fonts within an order will not be accepted.

○	The engraving or printing on the back of the products must be bold, clear, legible, and contrasting – easy to identify and differentiate characters.

○	Use “Inconsolata font” when engraving or printing UID, Serial, and Registration codes.

○	Use a black box behind a white box for engraving (on X-Band pouches).

○	Service your machines quarterly and test the engraving power depth with UID & serial #.

○	Make sure a QC step is to check the chip reading characters against the chip engraving characters.

○	Check these similar characters specifically 8BDO0S51IL (pay attention to our RFID Requirements – for many integrators, we have omitted these characters from their codes to avoid confusion).

○	QC every order, using the attached “QC Checklist”, along with any other best QC practices you incorporate.

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5.7.3 RFID Chip and Inlay Formats:

○	RFID chips produced for “COMPANY” must be formatted according to the specific RFID Requirement Description listed on the purchase order. If “SUPPLIER” has never produced that RFID requirement for “COMPANY”, “SUPPLIER” shall send a sample to “COMPANY” for approval before mass production.

○	The “SUPPLIER” is not authorized to produce a custom RFID format without sending RFID samples to the “COMPANY” to test before production. This must be noted on the confirm file in advance of confirming the order. The RFID Requirements are required to be included in the confirm file.

○	Changes made to any RFID product require an updated purchase order with an updated RFID Requirements item code after samples have been sent to, tested, and approved by “COMPANY” in writing.

○	The antennas inside RFID Silicone are required to be produced with a PCB board base antenna and must be consistently the same so that repeat orders always work the same. RFID Silicone is for multi-use and the chips must be able to be scanned and written to multiple times for hotel environments.

○	The “SUPPLIER” is required to use very good quality copper or aluminum, antennas, and the epoxy protection over the chip bonding must be excellent quality.

●	RFID products produced inside PVC, Wood, Leather, ABS, and Silicone casings are required to be produced with C.O.B. + copper antenna.

●	Wet inlays with aluminum antennas are only authorized for stickered products (paper or synthetic wristband + RFID sticker, Windshield sticker + RFID sticker, Cardboard mirror hooks + RFID sticker, RFID encapsulated vinyl, and RFID stickers).

●	“SUPPLIER” is required to produce the RFID inlay for each product according to the agreed-upon technical specifications, as attached to this agreement

5.7.4 RFID PVC Thickness:

●	RFID Smartcards are required to be 1.0mm thick.

●	RFID X-Band Smartcards are required to be 0.85mm thick.

●	RFID Cards and Laminates are required to be 0.86mm thick.

5.7.5 RFID Chip Inventory:

●	Should “SUPPLIER” hold RFID chip inventory at their facility on behalf of “COMPANY”, “SUPPLIER” shall provide Farah Horne and Lauren Belanger a weekly summary with updated RFID chip inventory levels and credit amounts due. “SUPPLIER” is required to take regular, physical inventory counts and report variances, including scraps to “COMPANY”. “SUPPLIER” is responsible for notifying “COMPANY” and ensuring that the RFID chips are converted in advance of production. “SUPPLIER” is required to provide weekly updates on each chip type and each conversion form to “COMPANY”. Refer to section 9.4 for more information on the proper storage of the RFID inventory.

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5.7.6 RFID Chip – Country of Origin:

●	The “COMPANY” and the U.S. Government recognize that the RFID chips inserted into products assembled in China are procured in other countries outside of China, except for a few chips that are Made in China (i.e., Fudan).

○	The governing law states that the importer of record into the U.S., the “COMPANY” shall classify the country of origin according to where the RFID chip was purchased. Therefore, there are actions the “COMPANY” must enforce the “SUPPLIER” to comply with to procure RFID chips from the “SUPPLIER”. They are:

■	The “SUPPLIER” shall keep an organized purchase record of the country of origin the RFID chips were purchased from. The method for doing this must be by lot#/PO#, or lot tracking using notable accounting methods, such as FIFO.

●	The “SUPPLIER” must email “COMPANY”, monthly a summary of the chip types used for each Purchase. Order’s RFID Product and their respective country of origin to and

■	The “SUPPLIER” must include the correct country of origin on all commercial documents submitted to the carriers and the “COMPANY”.

●	The “SUPPLIER” must include the “Repacking Notice - “Certificate of Marking by Importer” with the commercial documents submitted to the carriers and the “COMPANY”.

●	In the event the “SUPPLIER” fails to enter the correct country of origin for each product’s RFID chip type and its associated correct commercial value, additional charges and/or penalties will be assessed to the “COMPANY” which will be billed back to “SUPPLIER”, including trade war penalties and customs documentation administration charges to correct the error(s).

■	The “SUPPLIER” must mark all individual, inner, and outer packing with the country of origin.

■	The “SUPPLIER” must keep a table of reference on their price sheet by chip type and reference the country of origin for each chip.

●	The “SUPPLIER” shall send an update anytime this reference table changes.

■	The “SUPPLIER” must include the Country of Origin of the RFID chip on Quote requests (typically sent to/from ).

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5.8 Defects and Warranty

5.8.1 The “SUPPLIER” warrants that the Goods and Services shall:

●	Be new and made to the specified quality (unless otherwise specified).

●	Be free from defects in design, materials, and workmanship.

●	Conform to its description, product, artwork, assembly, and technical requirements to the conditions and specifications of the Purchase Order.

●	Be inspected for quality control purposes (products, technology features correct, correct assembly, packing, labeling, data files, and commercial documentation are required to be QC’d).

●	Conform to approved samples.

●	Conform to all applicable laws and regulations to which the Services or Goods are subject.

●	Be performed under any performance standard specified in the Purchase Order.

●	The “SUPPLIER” warrants that it will comply with any of the “COMPANY’s” policies notified by the “COMPANY” to the “SUPPLIER” from time to time, including without limitation any of the “COMPANY’s” privacy policies.

5.8.2 Unless otherwise stated, the warranty period concerning the Goods shall expire twelve (12) months after the date of first placing the Goods into service or twenty-four (24) months after the date of delivery of the Goods, whichever is first.

5.8.3 During the warranty period, the “COMPANY” may give written notice to the “SUPPLIER” of any failure or defect in the Services and/or Goods. The “SUPPLIER” must without delay and at no cost to the “COMPANY”:

●	Correct any defect in the Services covered by the warranty, by way of re-performance of the Services in a manner acceptable to the “COMPANY”; or

●	Correct any defect or failure in the Goods covered by the warranty, by way of repair, replacement, modification, or other means acceptable to the “COMPANY”.

5.8.4 If the “SUPPLIER” fails to correct any defects and failures, of which it has been notified by the “COMPANY”, within the time specified in the notice (which must not be unreasonable), the “COMPANY” will have the right to rectify the Services and/or Goods itself or have the rectification undertaken by a third party. All costs so incurred in repairing, performing, or making good (as the case may be) any defective Goods and Services will be a debt due and payable on demand by the “SUPPLIER” to the “COMPANY”, and which may be deducted from money otherwise owing to the “SUPPLIER” by the “COMPANY”.

5.8.5 Any services re-performed or rectified, and/or any Goods repaired under warranty may be subject to a further full Warranty Period, if required by the “COMPANY”, commencing on the date of completion of any such re-performance, rectification, or repair.

5.8.6 These warranties are in addition to any other warranty specified in the Purchase Order implied by law including, but not limited to, standard trade, manufacturers, or “COMPANY” specified assigned warranties.

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6. DELIVERY/DELAY

6.1 The “SUPPLIER” must deliver the Goods to the Delivery Address by the “Dispatch by Date” specified in the Purchase Order and provide written confirmation of delivery. “COMPANY” may, at its option, and without limitation of any of its other rights, cancel any unfilled part of the Order if complete, conforming delivery is not made within the times specified. “COMPANY” is not required to accept partial or incomplete delivery. Acceptance of any part of the Order shall not bind “COMPANY” to accept any future shipments.

6.2 The Goods must be packaged per section 5.4 “Packaging” unless otherwise instructed on the purchase order.

6.3 The “SUPPLIER” must make available on or before the Delivery Date (due date) specified in the Purchase Order all supporting delivery documentation including:

●	Commercial Documents (including eco terms and place, proper tariff code (see attachment), the accurate Country of Origin, product description, quantity, unit cost, total value, and currency), Attached “Commercial Invoice and Packing List Example.”

●	Packing List (including CTN# and quantity per carton: per product/design/quantity/serial range, weight, and unit of measure per carton, carton dimensions, and Country of Origin), that is accurate and has been verified against the final shipment tendered to carrier or forwarder.

●	If applicable, the 100% verified and checked for zero defects or duplicates UID list, Barcode File, or Variable Data File.

6.4 The “SUPPLIER” must take all reasonable steps to minimize or prevent any delay in the performance of the Services or the delivery of the Goods. The “COMPANY” may grant an extension of time to the nominated delivery date provided or in the performance of the Services provided:

●	The delay is caused by any reason completely beyond the control of the “SUPPLIER”, including any International industrial disputes, acts of God, war, riot, fire, storm, or flood.

●	The “SUPPLIER” has notified the “COMPANY” in writing within 24 hours of receipt of the purchase order, or 2 weeks before the scheduled dispatch date, of the delay occurring (or such other time as may be specified in the Purchase Order) of its claim for an extension of time. The “COMPANY” shall not be liable for any extension of time claim that is not lodged in writing with the “COMPANY” within two weeks before shipment, of the delay occurring.

6.5 If the “SUPPLIER” fails to perform the Services in a timely fashion or fails to deliver the Goods by the specified delivery date(s), the “COMPANY” may terminate the Purchase Order either in whole or in part for default, under the provisions of this agreement and/or deduct from monies due to the “SUPPLIER” as liquidated damages, representing a genuine pre-estimate of the “COMPANY’s” damages and not as a penalty, the amount specified in the Purchase Order, for each week or part thereof in which the non-performance continues or delivery exceeds the specified delivery date.

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6.6 Shipping Contacts, Instructions, Documentation, and General Instructions:

6.6.1 Shipping to ID&C - U.S. OFFICE:

●	The “SUPPLIER” must furnish weekly with a report of all open purchase orders which will include the dispatch date, total number of cartons, and total kgs per purchase order. The “Supplier” will communicate potential shipping delays within those weekly shipping status conversations. The “Supplier” must attempt to group the open PO list and consolidate orders according to their weight and ship dates to ship a minimum of 45 kgs (see below “Shipping via a carrier”).

●	will then review the status of the open orders and instruct SUPPLIER on the appropriate shipping method.

●	Shipping International from China via a freight forwarder:

○	From China:

■	Air Freight: The “SUPPLIER” must verify daily weight limits before shipping and must attempt to consolidate shipments at a minimum of 900+ kgs where possible, so that “COMPANY” can ship via our freight forwarder. Supplier is not authorized to make bookings with forwarder without the “COMPANY’s” direct instruction.

■	Ocean Freight: It is the goal of the “COMPANY” to consolidate freight, when possible, to build a minimum of one pallet (1-1.5 CBMS) to ship via ocean freight. When sharing the weekly consolidation schedule “COMPANY” will enter the “IDC Dispatch Date” as the date ID&C is required to ship to our client and “Req. Date” as the date the client requires to receive their order. When there are at least 90-120 days before the “IDC Dispatch Date”, “COMPANY” will request cargo to be held to build an ocean shipment.

○	Consolidations are only authorized if it does not delay the dispatch date. The “SUPPLIER” must notify seven calendar days before the scheduled dispatch date of any potential delays and to schedule and approve a booking with the “COMPANY” and the nominated freight forwarder.

○	“SUPPLIER” shall comply with the blind packing requirements, as described in section 5.4 of this agreement.

●	Shipping International from China via a carrier (UPS or DHL) – (for shipments originating from the U.K. see section below):

○	“SUPPLIER” must verify daily weight limits, potential pick/up delays, or airport closures with the carrier before arranging the shipment. “SUPPLIER” must notify “COMPANY” of potential happenings on the ground in China that can affect the delivery time of the shipment and make/suggest alternate shipping methods/routes instead.

○	“SUPPLIER” must split up airway bills according to the maximum daily weight limits (i.e., if the daily weight limit is 300 kgs and the shipment is 320 kilos, split the shipment into two, separate AWBs at ~ 160kgs each AWB).

○	“COMPANY” prefers the supplier to ship no more than 20 cartons on one AWB or 300-500kgs per AWB, unless the daily weight limit is less, or unless “COMPANY” directs otherwise. When shipments exceed 20 cartons and 500 kgs the shipments often get split up based on space, held back to ship together, and in the long run, larger shipments typically have much longer transit times to the USA and get put on hold more often.

■	Supplier is NEVER authorized to ship 900+ kgs on “COMPANY’s” carrier account #’s without prior authorization from

■	If one purchase order or AWB is greater than 900+ kgs, the “SUPPLIER” must discuss shipping options with first. “SUPPLIER” is not authorized to split up the shipment and ship in partials on their own as “COMPANY” may have a way to ship it more economically instead.

○	It is the goal of “COMPANY” to consolidate and schedule shipping wisely to obtain the best per kilo rate (at 45+kgs), therefore,“SUPPLIER” must regularly share their open purchase order file with and follow the shipping consolidation and method instructions provided by

■	Any shipping error resulting in a higher import cost to “COMPANY” is charged to the “SUPPLIER”. “COMPANY” will pay for the cost of shipping “COMPANY” should have paid, and “SUPPLIER” will pay the difference that was created by the shipping error.

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■	“SUPPLIER” must always attempt to ship a minimum of 45kgs per AWB. 45+ kgs provides the best per kilo rate, regardless of carrier. “COMPANY” prefers “SUPPLIER” to attempt to consolidate to 45+ kgs.

■	Unless otherwise by “SUPPLIER”:

●	Is not authorized to ship less than 45kgs without prior authorization by

●	“Supplier” is NOT authorized to ship earlier or later than the purchase order dispatch date unless requested/authorized to do so by

●	“SUPPLIER” is required to obtain shipping instructions from before shipping, including consolidation instructions, and advanced, or delayed shipments.

○	CARRIER SELECTION:

■	0-44 lbs. /0-19.99 kgs - ship UPS SAVER on Acct

●	When instructed to ship UPS, “SUPPLIER” shall select “UPS SAVER” account# unless otherwise instructed by “COMPANY.

○	Shipping “UPS Express” or “UPS Expedited” is not authorized without the written consent of “COMPANY”.

■	44+ lbs / 20+ kgs – ship DHL Account

■	Carrier preference may fluctuate based on fuel and emergency surcharges, daily weight limits, shutdowns, and transit time delays.

●	Shipping – Domestic – U.S.A.

○	“SUPPLIER” must ship on “COMPANY’s” UPS Account ,use your own Domestic Truck, or contact if special LTL arrangements need to be made.

○	“SUPPLIER” is not authorized to ship on their carrier account without prior, written approval.

○	“SUPPLIER” shall follow section 6.6.1 “Shipment Processing and Documentation” guidelines for packaging maximum criteria.

●	Shipping-From a foreign country, other than China or the U.K.:

○	“SUPPLIER” must ship on their carrier or forwarder account as per agreed upon eco terms, usually DAP or DDP to Tampa, Miami, or ID&C’s door in Bradenton, Florida, USA.

■	“SUPPLIER” must notify ID&C of any delivery cost changes, before accepting the PO, and in advance of arranging the shipment.

■	“SUPPLIER” must contact to make delivery arrangements.

■	“SUPPLIER” shall follow section 6.6.1 “Shipment Processing and Documentation” guidelines for packaging maximum criteria.

●	Shipping from The United Kingdom, or shipping to the ID&C UK office on behalf of an ID&C USA Purchase Order:

○	The “SUPPLIER” should only ship to the UK office if the ID&C USA Purchase order or instructs them to.

■	Otherwise, “SUPPLIER” must ship directly to the ID&C USA office (unless otherwise instructed on the Purchase Order).

○	If the “Supplier” is shipping to the ID&C UK on behalf of the USA office you must ship on ID&C UK’s UPS Account

○	If the “Supplier” is shipping from the UK to the USA on behalf of ID&C USA, you must ship on ID&C UK’s UPS Account

■	Unless otherwise instructed, “SUPPLIER” shall select “Express SAVER” when shipping via UPS.

■	The best per kilo rale is 20-45 kgs, therefore “COMPANY” prefers “SUPPLIER” to attempt to consolidate and split AWBs to achieve 20-45 kgs when possible.

■	“SUPPLIER” is only authorized to ship a minimum of 5 kgs via UPS Express Saver, unless approved by

○	“Third Party Billing” is not authorized.

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●	Sample Shipping Procedures:

○	You must pack the samples in their own sealed & labeled individual inner bag or box.

○	Label the inner bag or box as follows:

Supplier Name:

Hand Sample Pack to: (“COMPANY” contact name you are sending the sample to)

Ref #: (if it’s related to a quote ref #, a PO#, a SO#, a sample project, or Product development project, enter the reference # or name here)

Product:

Quantity:

Date Sample sent:

○	Outer Carton:

Samples inside for: (“COMPANY” contact name)

○	Samples should be combined with our regular purchase order shipments to help save on freight expenses “SUPPLIER” is not authorized to ship samples separately without the approval of

■	If approved and you ship samples separately, please ship on UPS acct notify the party requesting the samples, and copy of the ship date and tracking #. The samples must be marked as per the “Label the inner bag or box as follows” instructions described above.

■	If you ship samples inside our order, the above procedures are required, and you need to mark the outer box the samples are in and notify us of the PO # and box # the samples are inside. Please include these notes when sending the shipping documents to “SUPPLIER” is not authorized to change the agreed upon ship date of “COMPANIES” regular products purchase order you are combining without the written consent of

○	Lose and unlabeled samples will be rejected.

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6.6.2 Shipment Processing and Documentation:

○	“SUPPLIER” must reference the Country of Origin and the “SUPPLIER” zip code on all Commercial Documentation.

○	“SUPPLIER” must reference our new Avery Tax

○	Shipment Notification Contact on documents: Responsible import party: ID&C (US) LLC, a division of Avery Products Corporation, 5028 Lena Road, Bradenton, Florida 34211;

○	The “SUPPLIER” must reference “COMPANY” Purchase order # in the carrier’s electronic reference field to ensure our accounting team can properly expense the shipment against our purchase order(s).

○	The “SUPPLIER” must use electronic labels when shipping with DHL or UPS.

■	“SUPPLIER” must enter “COMPANY’s” PO #(s) in the “Reference” field when creating the AWB & Label.

■	“SUPPLIER” must ensure the carrier’s AWB label is adhered well to the outer carton so it will not peel off or get lost during transportation.

■	“Supplier” must email to request secure access to process airway bills on the “COMPANY’s” carrier’s electronic portal.

●	The only party authorized to approve an email domain user for the “SUPPLIER” to ship orders is listed in Section 1.3.2 of this agreement.

○	The “SUPPLIER” must include the “Repacking Notice - “Certificate of Marking by Importer” which is pasted on “COMPANY’s” “Commercial Invoice and Packing List” template with the documents.

○	U.S. Customs and Border Protection (“CBP”) announced that, on March 18, 2023, it will implement the (new and improved) UFLPA Region Alert enhancement in ACE. Please put the postal zip code on all documents (commercial invoice, packing list, bill of lading) from now on. This new requirement is applied to finished goods, raw materials, and samples.

○	The “SUPPLIER” shall not elect for additional insurance coverage unless that is stated on the PO.

○	“SUPPLIER” is not authorized to select “Third Party Billing” in the carrier shipping portal. Third-party billing results in extraneous charges and the difference will be billed back to the “SUPPLIER”. Instead, and only if approves, “SUPPLIER” shall enter “Freight Collect”.

○	The “SUPPLIER” must seek ‘s approval before shipping anything with dangerous goods (such as lithium batteries, alcohol-based products, FDA-registered medical products, or products that ship dimensional weights such as masks or Infrared thermometers).

○	The “SUPPLIER” shall use and submit/upload the same set of commercial documents, including the “Repacking Notice - “Certificate of Marking by Importer” to the “COMPANY” and the shipping agent (DHL, UPS, or Freight Forwarder).

○	When shipping UPS, the “SUPPLIER” must ship using electronic UPS labels, and copy our UPS Customers Brokers on shipping notification emails:

○	The “SUPPLIER” must properly fill out the attached Commercial Invoice and Packing list, including CTN# per Product, Design, Quantity, and Serial Range, along with the corresponding Country of Origin and Commercial Value, and enter the correct harmonized tariff code(s), and email the shipping documents, tracking #/method, and UID/barcode list to

○	When shipping free of charge or replacement shipments, “SUPPLIER” must declare the total invoice value as <$800 (U.S. Customs threshold for “de minimis” informal entries). If the free-of-charge/replacement shipment is combined with another PO with a commercial value, and if the combined shipment will result in the total invoice value being $800 or greater when entering the description of the product, it should be described as “Goods supplied free of charge as replacement stock for defective goods – value supplied for Customs purposes only”, followed by the value of the “SUPPLIER’s cost to produce the product (actual net product value, not the value of our PO with “SUPPLIER” markup included). Usually, a “SUPPLIER” will enter a unit value of $0.01 per piece for the free-of-charge portion of the shipment (unless the value is <$0.01, enter the actual value that is < $0.01 each).

○	“SUPPLIER” is required to ship free of charge or replacement shipments that were a result of “SUPPLIER” error on “SUPPLIERS’s” own carrier account and bill the freight and duty to themselves.

○	If “SUPPLIER” ships a replacement order on “COMPANY” ‘s account, resulting in extra freight & duty charges billed to “COMPANY”, “COMPANY” shall bill the “SUPPLIER” for these additional charges by requesting a credit.

○	T.I.B. Shipments (transportation in bond shipments – for the ultimate purpose of being re-exported)

■	The inbound shipment must match the outbound shipment; therefore, the packing details must be correct.

■	Do not combine the TIB shipment with other Pos or shipping.

■	Email the documentation to to have them verify the details before you send them to the freight forwarder.

○	Shipping Notification – notify with tracking #, commercial invoice, packing list, and 100% QC’d and verified data file – (with defects removed, replacements added, and separated by design on each tab), if applicable.

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6.6.3 SHIPPING CARTON DIMENSIONS AND WEIGHT PACKING REQUIREMENTS

●	The “SUPPLIER” shall enter the actual box weight into the weight field and not attempt to enter their own re-calculated dimensional weight.

○	The “SUPPLIER: is not authorized to ship packages greater than 23 kgs (50+ LBS), as described in section 5.4.2 of this agreement. When “COMPANY” ships ctn’s to “COMPANY’s” customers domestically that meet or exceed 50 LBS per ctn. “COMPANY” will be subject to carrier’s Additional Handling/Large Package fees, billable by “COMPANY” to “SUPPLIER”.

○	Moreover, the “SUPPLIER: is not authorized to ship packages greater than 31.75 kgs (70+ LBS). If “SUPPLIER” ships international packages that are 70+ LBS (31.75 kgs), “COMPANY” will be billed an extra handling fee by carrier, which “SUPPLIER” will be responsible for paying due to not following the instructions described in this agreement.

○	“SUPPLIER” is not authorized to ship a box with a length measurement that is >48 inches or 121.92 cm. “SUPPLIER” ships packages that are >48” (121.92 cm), “COMPANY” will be billed an extra handling fee by carrier, which “SUPPLIER” will be responsible for paying due to not following the instructions described in this agreement.

○	“SUPPLIER” is not authorized to ship a box with a width measurement that is >30 inches or 76.2 cm. “SUPPLIER” ships packages that are >30” (76.2 cm), “COMPANY” will be billed an extra handling fee by the carrier, which “SUPPLIER” will be responsible for paying due to not following the instructions described in this agreement.

○	“SUPPLIER” is not authorized to ship a box that meets the carrier “Large Packaging Handling” guidelines. If “SUPPLIER” ships packages that equal 105” or more “COMPANY” will be billed an extra handling fee by the carrier, which “SUPPLIER” will be responsible for paying due to not following the instructions described in this agreement. The large package calculation is shown below.

○	“SUPPLIER” is not authorized to ship packages that are greater in dimensional weight vs. the actual weight of the ctn, unless authorized by “COMPANY”. The difference between dimensional and actual weight calculations is shown below.

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7. VARIATIONS

7.1 The “COMPANY” may vary the work under the Purchase Order or any condition thereof and the “SUPPLIER” must carry out any such variation as directed by the “COMPANY” The “SUPPLIER’s price (addition or reduction) for any variation and any effect on the delivery date(s) of the Services and/or Goods will be agreed between the “COMPANY” and “SUPPLIER”, by way of a revised and approved purchase order prior to the “SUPPLIER carrying out any such variation.

7.2 The “SUPPLIER” must not vary the work under the Purchase Order or any condition thereof, except as directed and approved by the “COMPANY” in writing. No variation will invalidate the Purchase Order.

7.3 If changes are not on the PO, “SUPPLIER” is not authorized to change it without request for a revised PO Additional charges listed on confirm files or Pl’s do not qualify as authorized charges unless a revised PO is issued to the “SUPPLIER” by Purchasing.

7.4 Zero percent overruns or underruns will be accepted. The “SUPPLIER must fulfill the exact quantity noted on the order, unless otherwise agreed in writing by a “COMPANY” executive or an authorized updated purchase order.

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8. SUSPENSION/TERMINATION

8.1 Suspension

●	The “COMPANY” may, at any time by written notice, suspend all or part of the Purchase Order for any reason whatsoever. Upon receipt of a notice of suspension, the “SUPPLIER” will cease work in accordance with the directions of the notice. The “SUPPLIER” must preserve and maintain the Goods to be able to continue the supply at the conclusion of the suspension period. The “SUPPLIER” must provide the “COMPANY” with information regarding the quantity and cost produced. The “COMPANY” must then have the option to restart production within 48 hours or cancel the order at the agreed cost. The “SUPPLIER” must recommence the work under the Purchase Order within forty-eight (48) hours of being directed to do so by the “COMPANY”.

8.2 Termination by Default

●	In the event of a substantial breach by the “SUPPLIER” of any of the terms, conditions, and warranties of the Purchase Order, which in the opinion of the “COMPANY” may significantly delay the completion of the Purchase Order and which is not remedied within two (2) days of the “COMPANY” notifying the “SUPPLIER” in writing of any such breach, the “COMPANY” may terminate the Purchase Order in whole or part.

8.3 Termination for Insolvency

●	If, in the opinion of the “COMPANY”, the “SUPPLIER” is unable to effectively perform its obligations under the Purchase Order due to insolvency, bankruptcy, or related reasons, the “COMPANY” will be entitled to terminate the Purchase Order.

8.4 Termination at “COMPANY’s” Option

●	Notwithstanding any other provisions of the Purchase Order, the “COMPANY” reserves the right to terminate the Purchase Order by giving seven (7) days of a written notice to the “SUPPLIER”, without prejudice to any other rights or remedies it may have at law, inequity or under the statute.

8.5 “SUPPLIER’s” Rights and Obligations on Suspension /Termination

8.5.1 In the event of suspension of the Purchase Order, the “SUPPLIER” will not be entitled to payment by the “COMPANY” for any costs it may incur because of any such suspension.

8.5.2 In the event of insolvency of the “SUPPLIER” or its default under this agreement, the “COMPANY” shall immediately suspend any further payment to the “SUPPLIER”. Any additional monies required by the “COMPANY” to complete the Purchase Order more than what the “COMPANY” would have paid under the Purchase Order shall be a debt due and payable by the “SUPPLIER” to the “COMPANY”.

8.5.3 In the event of termination by the “COMPANY” under this agreement and provided the “SUPPLIER” is not in default, the “COMPANY” shall pay the “SUPPLIER” for work carried out prior to termination and all reasonable costs associated with the cancellation of any orders placed by the “COMPANY” prior to termination. The “COMPANY” shall not otherwise be liable for any other costs of the “SUPPLIER” in respect of the termination.

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9. “PROPERTY”- INTELLECTUAL and PHYSICAL

9.1 Any intellectual “PROPERTY” in any sketches, plans, drawings, designs, molds, technology ideas, concepts, or inventions, reports, or documents prepared by or given to the “SUPPLIER” during the product development or quote process, or in the provision of the Services under the Purchase Order, will upon its creation vest in the “COMPANY” and be confidential. If “COMPANY” provides the “SUPPLIER” with a new product, technology, or design idea and works with the “SUPPLIER” to develop it, the “COMPANY” reserves the right to file for a utility and/or design patent, and it must be exclusive to “COMPANY” and treated as “CONFIDENTIAL”. In the event “COMPANY” and “SUPPLIERS” relationship ends, all “PROPERTY” in possession of “SUPPLIER” will be turned over to “COMPANY”. Any intellectual “PROPERTY” owned by the “SUPPLIER” prior to the execution of the Services under the Purchase Order will remain the “PROPERTY” of the “SUPPLIER”, although such intellectual “PROPERTY” may be used by the “COMPANY” pursuant to a royalty-free license whilst the Services are being performed.

9.2 The “SUPPLIER” shall ensure that all design, documents, materials, technologies, and methods of working used by them (or by those for whom they are responsible) shall not infringe or contribute to the infringements of any patent, registered design, trademark or name, copyright, or other protected right of any third party, or the disclosure of confidential information.

9.3 The “SUPPLIER” shall indemnify the “COMPANY” and its successors in title against all actions, claims, demands, costs (including but not limited to legal costs), charges, damages, and expenses arising from or incurred because of any infringement of letters patent, registered designs, trademarks, copyright or disclosure of confidential information resulting from the use or sale or intended use or sale of the Goods supplied by the “SUPPLIER” to the “COMPANY”.

9.4 Any raw materials such as PVC, ABS, PET, Epoxy, Silicone, Vinyl, Fabric, Locks, RFID wafers, Converted or Bonded Wafers, COBs, Antenna, Inlays, Copper, Aluminum, etc., purchased by “COMPANY” and stored by “SUPPLIER” will be referred to as “PROPERTY” and is solely owned by “COMPANY”. Under no circumstances are “SUPPLIER” authorized to use or sell “COMPANY’s” “PROPERTY”, even if “SUPPLIER” offers to repay “COMPANY” for the “PROPERTY” used or sold. “SUPPLIER” guarantees the immediate transfer, within 7 calendar days of the “PROPERTY” of “COMPANY” before “SUPPLIER’S” sale or bankruptcy or in the instance that “COMPANY” drops “SUPPLIER” as a supplier, or “SUPPLIER” drops “COMPANY” as a client. “COMPANY” is authorized to inspect the “PROPERTY” at any day/time at “COMPANIES” discretion. “COMPANY” is authorized to take possession of “PROPERTY” at any time, with 48 hours notice to “SUPPLIER”. Money advanced to “SUPPLIER” by “COMPANY” for raw materials belonging to “COMPANY”, is the “PROPERTY” of “COMPANY”, and shall be credited and reimbursed to “COMPANY” in the unit amount purchased x the Purchase Order quantity amount and credited against the Purchase Order’s invoice, or in the event of loss or damage due to negligence as described in this section. Upon receipt of the “PROPERTY”, “SUPPLIER” agrees to take an immediate inventory of the “PROPERTY” received, conduct a thorough quality control inspection, including their scan rate if applicable, and report “SUPPLIER’s” findings to “COMPANY”, within 48 hours of receipt. The “SUPPLIER” agrees to keep the “PROPERTY” under lock and key, whether anyone is present in the building the “PROPERTY” is stored in. The only people authorized to have access to the lock, key, and “PROPERTY” will be the authorized signature on this agreement and one of the three trusted contacts the authorizing party of this agreement assigns and lists in section 1.3.2 of this agreement. The “SUPPLIER” agrees to keep the “PROPERTY” stored in a temperate controlled, secure room, conduct weekly physical “PROPERTY” counts, audits, and inspections, and report variances weekly to “COMPANY”. “SUPPLIER” agrees to send “COMPANY” weekly updates of “PROPERTY” in stock, converted “PROPERTY” quantities, and “PROPERTY” used, including scraps against “COMPANY’s” Purchase Orders. Scrap rates higher than 3-4% must be reported to “COMPANY” immediately. Scrap rates that exceed 4% are the fault of “SUPPLIER’S” poor production quality control and will not be accepted by “COMPANY”. If the “PROPERTY” is RFID wafers, the “SUPPLIER” is required to audit the need to convert the wafers, before running out of converted forms to produce product with, report the need to convert the wafers to the “COMPANY”, and receive authorization to convert in writing as to the specific quantity and form authorized to be converted. The “SUPPLIER” shall be responsible for the cost to convert the wafers into COBS or inlays as part of their normal production cost that would have been incorporated into the product’s unit price had the “SUPPLIER” supplied their chips. If “SUPPLIER” or “SUPPLIER’s” conversion supplier makes a mistake in converting the wafer into the wrong format, or causes defects that exceed 4%, “SUPPLIER” is liable for the cost of the wafers and must immediately replace the RFID wafers within 14 days. “COMPANY” will not be liable for lost or damaged chips due to “SUPPLIER’s” careless negligence during the storage, transportation, or production of “PROPERTY”, “SUPPLIERS” negligence of preventing thefts, unauthorized access, or negligence in not taking precautions to protect the building, mode of transportation, and “PROPERTY” against natural disasters, including but not limited to fire, flood, water, wind, rain, hail, lightning, storm, tornado, avalanche, sink holes, etc. “SUPPLIER” shall store “PROPERTY” in a secure Nitrogen or Air- Conditioned controlled room, special environmental cabinet, and vacuum sealed to avoid corrosion. It is the opinion and advice of the “COMPANY” that “SUPPLIER” obtain their own insurance policy to protect the value of “COMPANIES” “PROPERTY” in the event of loss, damage, theft, etc.

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10. Confidentiality and Security Measures to Protect Confidential Information:

10.1 “SUPPLIER” shall preserve in strict confidence all confidential, sensitive, or proprietary information of “COMPANY” received from “COMPANY” (“Confidential Information”), whether marked “Proprietary” or “Confidential,” and whether oral or written, using the same degree of care as it takes to preserve and safeguard its own confidential or proprietary information (but in no event less than a reasonable degree of care.)

10.2 The “SUPPLIER” shall keep secret and confidential and shall not disclose to any third party without the prior written consent of the “COMPANY” (except as required by compulsion of law) any special chip encoding methods or providences, proprietary RFID chip or encoding types used, engineering data, technologies, information, trading information, specifications, client names, event names, logo names, artwork, drawings, reports, accounts or other documents made available by the “COMPANY” to the “SUPPLIER” which is noted as, or which is by its nature, confidential.

10.3 Unless otherwise provided in the Purchase Order all plans, drawings, technology, and specifications prepared or supplied by or on behalf of the “COMPANY” and any documents made there from shall be and remain the “PROPERTY” of the “COMPANY” and shall be used by the “SUPPLIER” only in performance of the Purchase Order and shall be returned to the “COMPANY” by the “SUPPLIER” on completion of the Purchase Order.

10.4 The obligations under this Clause shall be continuing obligations and shall survive the completion or termination of the Purchase Order for 7 years from the completion or termination of the Purchase Order.

10.5 The “SUPPLIER” must not issue any information which includes details about the “COMPANY”, Services and/or the Goods and/or the Purchase Order, to any third party or for any marketing material or publication in any news or communication media, or verbally without the prior written approval of the “COMPANY”.

10.6 “SUPPLIER” represents, warrants, and covenants that it shall maintain physical, electronic, and procedural safeguards designed to (1) ensure the security, integrity, and confidentiality of all Confidential Information, (2) protect against any anticipated threats (including cyber hacks), or hazards to the security, integrity, or confidentiality of Confidential Information, and (3) protect against unauthorized access to or use or disclosure of Confidential Information.

10.7 Use of “COMPANY” Name: “SUPPLIER” agrees not to use (a) “COMPANY” name, (b) the name of any employee, or client of “COMPANY”, or (c) any trademarks, service marks, or trade names owned or controlled by “COMPANY”, in any solicitation, sales, sales, promotional, advertising, or other publication, including verbal, without the express prior written permission of “COMPANY”. In no event shall “SUPPLIER” or its employees, agents or subcontractors represent themselves as employees or agents of “COMPANY”.

10.8 “SUPPLIER” is required to regularly audit the security of their domain and email exchange server to protect sensitive information being exchanged between “COMPANY” and “SUPPLIER”. Examples include domain spoofing which can be prevented using domain spoofing software (i.e., DMARC).

●	“SUPPLIER” must ensure all employees are regularly trained on how to look out for fake email domains or any type of suspicious activity.

●	“SUPPLIER” is not authorized to communicate with “COMPANY” via personal email or copy any unauthorized email in correspondence.

●	“SUPPLIER” must provide “COMPANY” with a list of authorized users and email addresses for correspondence.

○	Only authorized personnel listed in Section 1.3.2 of this agreement can provide the list of authorized users from “SUPPLIER”.

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11. PENALTIES:

11.1 “COMPANY” has a penalty system to cover our cost in administering “SUPPLIER” quality errors.

11.2 For every occurrence of a Q.C. Failure, or failure to follow any of the procedures outlined in this agreement, “COMPANY” will charge $100 or 1% (whichever is greater) off the monthly invoice for each. If the Purchase Order value is <$100, then a 100% penalty against the purchase order value applies (i.e., If the PO value is $20, then a $20 penalty will apply). This is the minimum charge.

11.3 This fee is to cover “COMPANY’s” overhead admin fee of investigating and resolving the issue. These penalties exclude:

●	Additional incurred costs such as replacement product needed,

●	Duty, Penalty, and shipping losses related to the defective product or failed procedure,

●	Man hours required by “COMPANY” to hire a third-party staffing agency or use its own employees to physically check or correct a quality assurance or compliance failure.

12. DISPUTES

12.1 Disputes or differences arising between the “COMPANY” and the “SUPPLIER” must be settled quickly and by negotiation.

12.2 In the event of any unresolved dispute between the “COMPANY” and the “SUPPLIER”, the “SUPPLIER” must ensure that the progress of the work under the Purchase Order is continued without any effect on the specified delivery date.

12.3 The preferred method of determination of unresolved disputes will be by the amicable agreement at the senior management level of the “COMPANY” and the “SUPPLIER”.

13. WAIVER

●	Failure of the “COMPANY” to exercise any of its rights under these conditions shall in no way constitute a waiver of those rights nor shall such failure excuse the “SUPPLIER” from any of its obligations under the Purchase Order.

14. SEVERANCE

●	If part or all of any clause of these conditions is illegal, invalid or unenforceable it will be read down to the extent necessary to ensure that it is not illegal, invalid or unenforceable, but if that is not possible it will be severed from these conditions and the remaining provisions of these conditions will continue to have full force and effect, and the parties will attempt to replace that severed part with a legally acceptable alternative clause that meets the parties’ original intention in relation to the subject matter severed.

15. APPLICABLE LAW

●	Unless otherwise specified, the Purchase Order will be governed and construed in accordance with the laws in place in which the Purchase Order is issued, either in the State of Florida in the United States of America or in the foreign “SUPPLIER’s” country.

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16. ACCEPTANCE OF AGREEMENT

●	By acceptance of this Agreement, the “SUPPLIER” accepts the terms and conditions stated above.

●	This Agreement is between:

“SUPPLIER” Representative First and Last Name:

“SUPPLIER” Representative Title:

“SUPPLIER” Representative Signature:

“SUPPLIER” Business Name:

“SUPPLIER” Date of signature:

“COMPANY” Representative Name:

“COMPANY” Representative Title:

“COMPANY” Representative Signature:

“COMPANY” Name:	ID&C, a division of Avery Products Corporation

“COMPANY” Date of signature:	October 13, 2023

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Appendix - Table of Contents

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